UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	23-2588479 (I.R.S. Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts 02111
(Address of Principal Executive Offices including zip code)

Iron Mountain Incorporated 2002 Stock Incentive Plan
(Full Title of the Plan)

C. Richard Reese Chairman of The Board of Directors and Chief Executive Officer Iron Mountain Incorporated 745 Atlantic Avenue Boston, Massachusetts 02111 (617) 535-4766	COPY TO: William J. Curry, Esq. Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109 (617) 338-2800
(Name, Address and Telephone Number of Agent For Service)

        If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this registration statement.

        The prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, which is being provided to participants in the Iron Mountain Incorporated 2002 Stock Incentive Plan in conjunction with this registration statement also relates to the shares registered under the Registration Statements on Form S-8 dated May 24, 2002 (File No. 333-89008) and on Form S-8 dated August 18, 2004 (File No. 333-118322) of Iron Mountain Incorporated.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,000,000	$33.19	$33,190,000	$4,205.17

(1)     The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on November 5, 2004.

Registration of Additional Securities – Explanatory Note

        We are filing this registration statement to register an additional 1,000,000 shares of our common stock for issuance under the Iron Mountain Incorporated 2002 Stock Incentive Plan (the “Plan”). The increase in the number of shares authorized for issuance under the Plan was approved by our stockholders at our 2004 annual meeting held on May 27, 2004. On May 24, 2002 we filed a registration statement on Form S-8 (Reg. No. 333-89008) covering 1,352,543 shares of our common stock authorized for issuance under the original version of the Plan with the Securities and Exchange Commission (the “Commission”) and on August 18, 2004 we filed a registration statement on Form S-8 (Reg. No. 333-118322) with the Commission (together with the initial registration statement, the “Prior Registration Statements”).  Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except for Item 3 and Item 8 of the Prior Registration Statements, which are being updated by this registration statement.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following additional documents, which have been filed by the Company with the Commission, are incorporated by reference herein and made a part of this registration statement, as of their respective dates:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed on March 11, 2004;

(b)

The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, filed on May 10, 2004, August 9, 2004 and November 9, 2004, respectively;

(c)	The Company’s Current Reports on Form 8-K filed January 7, 2004, January 16, 2004, May 27, 2004 and October 18, 2004; and

(d)

The description of the Company’s common stock contained in the registration statement on Form 8-A dated May 27, 1997 (File No. 1-13045), including all amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

EXHIBIT INDEX

EXHIBIT NO.           DESCRIPTION

4.1	Amended and Restated Articles of Incorporation, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 1-13045)).

4.2	Amended and Restated Bylaws, as amended (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 1-13045)).

4.3	Form of Certificate of the Registrant’s Common Stock, par value $.01 per share (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated February 1, 2000 (File No. 1-13045)).

5.1	Opinion of Sullivan & Worcester LLP.*

5.2	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.*

23.1	Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan &Worcester LLP filed herewith as Exhibit 5.1).

23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in the opinion of Ballard Spahr Andrews & Ingersoll, LLP filed herewith as Exhibit 5.2).

23.3	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP (Iron Mountain Incorporated).*

23.4	Consent of RSM Robson Rhodes LLP (Iron Mountain Europe Limited).*

24	Powers of Attorney (included in the signature page to this registration statement).

_________________

*  filed herewith

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 12th day of November, 2004.

IRON MOUNTAIN INCORPORATED By: /s/ C. Richard Reese Name: C. Richard Reese Title: Chairman of the Board, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated. The undersigned officers and directors of the Company hereby severally constitute and appoint C. Richard Reese and John F. Kenny, Jr., and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any and all amendments or supplements, whether pre-effective or post-effective, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature	Title	Date
/s/ C. Richard Reese C. Richard Reese	Chairman of the Board, Chief Executive Officer and President	November 12, 2004
/s/ John F. Kenny, Jr. John F. Kenny, Jr.	Executive Vice President, Chief Financial Officer and Director	November 8, 2004
/s/ Clarke H. Bailey Clarke H. Bailey	Director	November 9, 2004
/s/ Constantin R. Boden Constantin R. Boden	Director	November 9, 2004
/s/ Kent P. Dauten Kent P. Dauten	Director	November 8, 2004
/s/ B. Thomas Golisano B. Thomas Golisano	Director	November 11, 2004

/s/ Arthur D. Little Arthur D. Little	Director	November 10, 2004
/s/ Vincent J. Ryan Vincent J. Ryan	Director	November 9, 2004
/s/ Jean A. Bua Jean A. Bua	Vice President and Corporate Controller (Chief Accounting Officer)	November 11, 2004